                                                                     EXHIBIT 5.2


                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE



                                                                 August 25, 1998

                                  AMTRAN, INC.
                       REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

          We have acted as counsel for Amtran, Inc., an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3, File No. 333-52655 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") of the Company, and American Trans Air, Inc., Ambassadair Travel Club, Inc., ATA Vacations, Inc., Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air ExecuJet, Inc. and Amber Air Freight Corporation, each an Indiana corporation (collectively, the "Guarantors") with respect to (a) the following securities of the Company: (i) unsecured senior debt securities (the "Debt Securities"), (ii) shares of preferred stock, without par value (iii) shares of common stock, without par value, and (b) guarantees of Debt Securities (the "Guarantees") issued by the Guarantors, in each case, for issuance from time to time pursuant to Rule 415 under the Securities Act.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the form of the Indenture (the "Indenture") to be entered into by the Company, the Guarantors and the Trustee (the "Trustee") to be named in a Prospectus Supplement relating to an issuance of Debt Securities.

          Based on the foregoing, we are of opinion as follows:

          1. When the Indenture shall have been duly authorized, executed and delivered by each of the Company, the Guarantors and the Trustee, the Indenture will constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have been executed and delivered by each of the Company, the Guarantors and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have been executed and delivered by each of the Company, the Guarantors and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Guarantees shall have been duly authorized, executed, authenticated and delivered, the Guarantees will be legal, valid and binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the State of Indiana.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                                       Very truly yours,


                                                       Cravath, Swaine & Moore

Amtran, Inc.
     7337 West Washington Street
          Indianapolis, IN 46231